Exhibit 99.1

ATC Venture Group Inc. Receives Amex Delinquency Notice

Minnetonka, MN, September 6, 2012—(BUSINESS WIRE)—ATC Venture Group Inc. (AMEX:ATC) announced that on August 21, 2012, it received noticed from the American Stock Exchange indicating that the Company is below certain of the Exchange’s continued listing standards because of its inability to timely file its quarterly report on Form 10-Q for the quarter ended June 30, 2012.  The Company was afforded an opportunity to submit a plan of compliance to the Exchange by September 4, 2012 and did so.

For more information, contact: Robert Davis, CEO at 952-215-3100.